TABLE OF CONTENTS

EXHIBIT 99.1
COMPUTATION OF PER SHARE EARNINGS
SUBSIDIARIES
CONSENT OF EXPERTS AND COUNSEL
CERTIFICATION OF CEO
CERTIFICATION OF CFO

Table of Contents

EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Hudson Valley Holding Corp. (the “Company”) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James J. Landy, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 27, 2003	/s/ James J. Landy James J. Landy President and Chief Executive Officer